Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Gold Resource Corporation
Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-235312) and Form S-8 (No. 333-214958 and 333-171779) of Gold Resource Corporation of our reports dated March 13, 2023, relating to the consolidated financial statements, and the effectiveness of Gold Resource Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Spokane, Washington

March 13, 2023